UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2008
(Date of earliest event reported)

PETROSEARCH ENERGY CORPORATION
(Exact name of Small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
1311
(Primary Standard Industrial Classification Code)
675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 25, 2008, we executed a letter agreement (the “Letter Agreement”) whereby our wholly owned subsidiary, Barnett Petrosearch, L.L.C. (“Barnett Petrosearch”) agreed  to sell all of its 5.54455% limited partnership interest in DDJET Limited LLP (“DDJET”) to Cinco County Barnett Shale, LLC (“Cinco”), one of the other two partners in DDJET, for a cash purchase price of $36,000,000, minus $3,323,991.54 comprising certain DDJET accrued payables under the DDJET Partnership Agreement, plus assumption and payment by Cinco of all of those payables.(the “Purchase Consideration”).  Upon execution of the Letter Agreement Cinco paid to Barnett Petrosearch $1,800,000 as a non-refundable deposit to be applied to the Purchase Consideration.  In the event that Cinco defaults under any of its obligations under the Letter Agreement, Barnett Petrosearch will retain the $1,800,000 deposit and all other available remedies.

Cinco currently owns a 14.45546% limited partnership interest in DDJET.  The remaining partner in DDJET is the general partner which owns an 80% partnership interest in DDJET.

The partners in DDJET had previously received a firm offer from a third party to enter into a definitive agreement to purchase their partnership interest.  The Letter Agreement contemplates that the parties will be bound by comparable terms to those applicable to this third party offer and related purchase and sale agreement, with appropriate modifications where required.  There are no governmental, other third party or corporate approvals required to be obtained by Barnett Petrosearch or Cinco in order to close the transactions contemplated by this Letter Agreement.

The closing of the sale transaction with Cinco (the “Closing”) is scheduled to occur on July 18, 2008 (the “Closing Date”).  At the Closing, Cinco will deliver the balance of the cash portion of the above-described Purchase Consideration to Barnett Petrosearch and the Barnett Petrosearch DDJET partnership interest will be assigned and conveyed by Barnett Petrosearch to Cinco.

Should the general partner elect to exercise a preferential purchase right under the DDJET Partnership Agreement to match the terms of the Letter Agreement, the Closing will nevertheless proceed on the Closing Date and Cinco will assume and indemnify and hold Barnett Petrosearch harmless from any obligations to sell the DDJET partnership interest to the general partner as a result of such exercise.

Under the Letter Agreement, Petrosearch agreed that it will not (i) exercise its preferential purchase right under the  DDJET Partnership Agreement as to the proposed sale of the general partner’s 80% DDJET partnership interest under the pending third party offer and/or (ii) join in the sale of its DDJET partnership interest to the third party under the pending offer

The terms and conditions of the transaction were the result of extensive arm’s length negotiations between the parties.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit Number                     Description

99.1                  Press release dated June 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSEARCH ENERGY CORPORATION
Date: June 30, 2008
By: /s/ Richard D. Dole

Richard D. Dole
Chief Executive Officer and President